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                                                                     EXHIBIT 5.1

6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.piperrudnick.com

PHONE   (410) 580-3000
FAX     (410) 580-3001

                                 December 11, 2000


TeleCommunication Systems, Inc.
275 West Street
Annapolis, Maryland  21401

Ladies and Gentlemen:

      We have acted as counsel for TeleCommunication Systems, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-4 (the "Registration Statement") relating to 4,300,000 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Shares") to be issued in connection with the Company's acquisition of Xypoint Corporation ("Xypoint"), pursuant to the Agreement and Plan of Reorganization dated November 15, 2000, by and among the Company, Windward Acquisition Corp., a wholly-owned subsidiary of the Company, and Xypoint (the "Merger Agreement").

      In this capacity, we have reviewed the following documents:

      (a) The Amended and Restated Articles of Incorporation of the Company, certified as of a recent date by the Maryland State Department of Assessments and Taxation (the "SDAT");

      (b) The Amended and Restated Bylaws of the Company, as certified as of the date hereof by an officer of the Company;

      (c)     The Registration Statement;

      (d)     The Merger Agreement;

      (e) Resolutions of the Board of Directors of the Company, as certified as of the date hereof by an officer of the Company, relating to the Registration Statement, the Merger Agreement and the authorization and issuance of the Shares;

      (f) A good standing certificate for the Company, dated a recent date, issued by the SDAT;


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                                                 TeleCommunication Systems, Inc.
                                                              December 11, 2000
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      (g)     A secretary's certificate (the "Certificate") of the Company, dated the date hereof, as to certain factual matters; and

      (h) Such other documents as we have considered necessary to the rendering of the opinion expressed below.

      In our examination of the aforesaid documents, we have assumed, with your approval and without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we also have assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

      Based upon, subject to and limited by the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion and so advise you that, as of the date hereof, the Shares have been duly authorized and, upon issuance in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

      The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. We hereby consent to (i) the reference to this firm under the caption "Legal Matters" in the proxy statement/prospectus forming a part of the Registration Statement and (ii) the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                    Very truly yours,

                                    /s/ Piper Marbury Rudnick & Wolfe LLP